EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CanAm Uranium Corp. of our report dated January 30, 2008 on the consolidated financial statements of CanAm Uranium Corp. as of October 31, 2007.

HLB CINNAMON JANG WILLOUGHBY

/s/ HLB Cinnamon Jang Willoughby
Chartered Accountants

Burnaby, Canada
June 13, 2008

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